Exhibit 10.8

FIRST AMENDMENT OF

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT OF LOAN AND SECURITY AGREEMENT (“Amendment”) is made as of the 22nd day of November, 2024 between NVK FINANCE, LLC, a Nebraska limited liability company (“Lender”), SCIENTURE, LLC (“Borrower”), a Delaware limited liability company and successor by merger of Scienture, Inc., Scienture Holdings, Inc., the sole member of Borrower (“Holdings”), Srivatsav, LLC and Shankar Hariharan. This Amendment amends that certain Loan and Security Agreement dated September 8, 2023 between Lender and Borrower (as amended, the “Loan Agreement”).

WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, Lender extended the Term Loan described in the Loan Agreement to Borrower;

WHEREAS, Holdings has entered into that certain Securities Purchase Agreement dated as of the date of this Amendment (the “Purchase Agreement”) with the Purchasers party to the Purchase Agreement, under which Holdings has agreed to sell to such Purchasers securities of Holdings under the terms and conditions of the Purchase Agreement;

WHEREAS, upon the First Closing Date, Borrower shall guarantee the obligations of Holdings under the Purchase Agreement pursuant to that certain Guarantee dated of even date with the Purchase Agreement (the “Guaranty”);

WHEREAS, Borrower shall secure its obligations under the Guaranty and Holdings shall secure its obligations under the Purchase Agreement with the Collateral defined and described in that certain Security Agreement to be executed on or before the First Closing Date (the “Security Agreement”);

WHEREAS, the Collateral under the Security Agreement also secures the Term Loan and Lender and the Agent for the Purchasers shall, on or prior to the First Closing Date, enter into that certain Intercreditor Agreement (the “Intercreditor Agreement”) to allocate their respective priorities and rights with respect to such Collateral;

WHEREAS, Borrower has requested that Lender consent to the transactions contemplated by the Purchase Agreement and the Transaction Documents (as defined in the Purchase Agreement), and Lender has conditioned its consent to such transactions on the conditions that the Intercreditor Agreement be executed and delivered by each party thereto contemporaneously with the closing of the Purchase Agreement, that the interest payments due under the Loan Agreement be modified as provided for in this Amendment, and that Lender, or a Person designated by Lender (“Designee”), be conveyed 50,000 shares of common stock of Holdings in the aggregate owned and held by Srivatsav, LLC and Shankar Hariharan in accordance with the terms of this Amendment (the “Shares”);

WHEREAS, the Shares are subject to certain restrictions set forth in lockup agreements executed by Srivatsav, LLC and Shankar Hariharan, dated July 25, 2024 (the “Lock-Up Restrictions”); and

WHEREAS, Borrower and Lender desire to modify the Loan Agreement as provided for in this Amendment.

NOW, THEREFORE, in consideration of the amendments of the Loan Agreement and the terms set forth below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1. Capitalized terms used in this Amendment which are defined in the Loan Agreement shall have the meanings given to them in the Loan Agreement, as such definitions may be amended by this Amendment. The provisions of this Amendment shall become effective on the date of this Amendment.

2. Section 2.2(a) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(a) Payments. On the Second Closing Date, the Borrower shall pay all accrued and unpaid interest outstanding on the Term Loan on such date, at the rate set forth in Section 2.3(a). Commencing on the date that is one (1) month following the Second Closing Date, the Borrower shall make monthly payments of interest at the rate set forth in Section 2.3(a), in arrears, and continuing on the same day of each month thereafter until the Maturity Date when all accrued and unpaid interest on the Term Loan shall be paid in full by the Borrower. Borrower shall pay the outstanding principal balance of the Term Loan in full on the Maturity Date.

3. Section 13 of the Loan Agreement is amended to add the following new defined terms in the appropriate alphabetical order:

“First Closing Date” has the meaning given to such term in the Purchase Agreement.

“Holdings” means Scienture Holdings, Inc., a Delaware corporation, and its successors and assigns, the sole member of the Borrower.

“Intercreditor Agreement” means that Intercreditor Agreement of even date with the Purchase Agreement among Lender, Purchasers and the Agent (as defined in such Intercreditor Agreement), as amended, restated, or otherwise modified.

“Purchase Agreement” means collectively, that certain Securities Purchase Agreement dated November 21, 2024 among Holdings and the Purchasers from time to time party thereto, and the other Transaction Documents, all as amended, restated, or otherwise modified.

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“Purchasers” has the meaning given to such term in the Purchase Agreement.

“Second Closing Date” has the meaning given to such term in the Purchase Agreement.

“Transaction Documents” has the meaning given to such term in the Purchase Agreement.

4. The defined term “Loan Documents” in Section 13 is amended to include the Intercreditor Agreement.

5. Pursuant to the Loan Agreement, Borrower is prohibited from incurring Indebtedness other than Permitted Indebtedness or granting Liens other than Permitted Liens without the prior written consent of Lender. The Purchase Agreement and Transaction Documents create Indebtedness and Liens requiring Lender’s consent. Borrower has requested Lender’s consent to the transactions contemplated by the Purchase Agreement and Transaction Documents. Conditioned upon (a) the transaction contemplated by the Purchase Agreement and Transaction Documents being consummated strictly in accordance with the terms and conditions of the Purchase Agreement and Transaction Documents in the form provided to Lender for consent, and (b) no later than the latter of (x) two (2) trading days after the consummation of the transaction contemplated by the Purchase Agreement and Transaction Documents, and (y) two (2) trading days after Lender notifies Borrower of the name of Lender’s Designee, Srivatsav, LLC and Shankar Hariharan convey to Lender, or Designee, the Shares and making such representations and warranties with respect to such stock and its transfer, and taking such actions as are reasonably required by Holdings, Lender or Designee to transfer and convey such shares to Lender or Designee, including without limitation, any requested legal opinions, Lender consents to the transactions contemplated by the Purchase Agreement and Transaction Documents. Srivatsav, LLC’s and Shankar Hariharan’s failure to convey to Lender such shares of Holdings shall constitute and Event of Default under the Loan Agreement. Holdings, Srivatsav, LLC and Shankar Hariharan are executing this Amendment to confirm and evidence their respective obligations under this Section, and they agree to be contractually and legally bound to comply with their obligations under this Section. Each of Srivatsav, LLC and Shankar Hariharan acknowledge that they have an economic interest in Borrower, will directly benefit by and from the continuation of the Term Loan by Lender to Borrower, has received legal and adequate consideration for the conveyance of the stock contemplated above, and has executed and delivered this Amendment to Lender in good faith in exchange for reasonably equivalent value. Lender agrees that if it designates a Designee, such Designee shall have an economic interest in Lender, and will directly benefit by and from the continuation of the Term Loan by Lender to Borrower. Lender, on behalf of itself and Designee, if applicable, further agrees and acknowledges that the Shares shall continue to be subject to the Lock-Up Restrictions until such time as those restrictions terminate pursuant to their terms.

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The foregoing consent shall only apply to the transactions contemplated by the Purchase Agreement and Transaction Documents. Such consent shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term, condition, or covenant of the Loan Agreement or any other Loan Document other than as expressly set forth in this Amendment, (ii) to prejudice any right or rights which Lender may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (iii) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with Borrower, Holdings, or any other Person with respect to any other consent, waiver, amendment, modification or any other change to the Loan Agreement or the Loan Documents or any rights or remedies arising in favor of Lender under or with respect to any such documents. Such consent provides a one-time consent only for the matters and periods described in this Amendment. It does not establish any pattern, practice, or course of dealing with respect to compliance strictly with the terms of the Loan Agreement and other Loan Documents.

6. Holdings hereby consents to the transfer of the Shares from Srivatsav, LLC and Shankar Hariharan to Lender or Designee, subject to the Shares remaining subject to Lock-Up Restrictions until such time as those restrictions terminate pursuant to their terms.

7. Except as modified in this Amendment, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified, affirmed, assumed, and certified by Borrower and Lender. Borrower hereby ratifies and affirms the accuracy and completeness of all representations and warranties contained in the Loan Documents. Borrower represents and warrants to the Lender that the representations and warranties set forth in the Loan Agreement, and each of the other Loan Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in the Loan Agreement to “this Agreement” included references to this Amendment. Borrower represents, warrants, and confirms to the Lender that no Default or Events of Default is now existing under the Loan Documents and that no event or condition exists which would constitute a Default or an Event of Default under the Loan Agreement or any other Loan Document. Nothing contained in this Amendment either before or after giving effect thereto, will cause or trigger a Default or an Event of Default under any Loan Document. To the extent necessary, the Loan Documents are hereby amended consistent with the amendments provided for in this Amendment.

8. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, exclusive of its choice of laws rules.

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9. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor, except as expressly provided in this Amendment, constitute a waiver or amendment of any provision of any of the Loan Documents. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words or phrases of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words or phrases of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified by this Amendment. This Amendment and the rights evidenced by this Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto, and shall be enforceable by any such successors and assigns. Borrower will pay on demand all costs and expenses incurred by Lender in connection with the preparation, execution, delivery, filing, and administration of this Amendment (including, without limitation, legal fees incurred in connection with the preparation of this Amendment and advising Lender as to its rights, and the cost of any credit verification reports or field examinations of Borrower’s properties or books and records). Borrower’s obligations to Lender under this Section shall survive the termination of this Amendment or the Loan Agreement and the repayment of Borrower’s Obligations to Lender under the Loan Agreement and other Loan Documents.

10. The Borrower absolutely, unconditionally, and irrevocably release and forever discharge the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors, and assigns of each of the foregoing, together with all of the present and former directors, members, managers, officers, agents, and employees of any of the foregoing, from any and all claims, demands, liabilities, damages, or causes of action of any kind, nature, or description, whether arising in law or equity or upon contract, tort, or strict liability, or under any state or federal law, or otherwise, which the Borrower has had, now has, or has made claim to have against any such Person for or by reason of any act, omission, matter, cause, or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands, liabilities, damages, and causes of action are matured or unmatured or known or unknown.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

NVK FINANCE, LLC, a Nebraska limited liability company

By its Manager, NVK Management, LLC

By:	/s/ Arun Agarwal
Arun Agarwal, Manager

SCIENTURE, LLC, Delaware limited liability company

By its Manager, Scienture Holdings, Inc.

By:	/s/ Surendra Ajjarapu
Surendra Ajjarapu, CEO

Srivatsav, LLC

By:	/s/ Mani Narasimhan
Mani Narasimhan, Director

/s/ Shankar Hariharan
Shankar Hariharan

SCIENTURE HOLDINGS, INC.

By:	/s/ Surendra Ajjarapu
Surendra Ajjarapu, CEO

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